Contact:                 Investor Relations
Owens Realty Mortgage, Inc.
www.owensmortgage.com
(925) 239-7001

Owens Realty Mortgage, Inc. Announces Completion of Due Diligence Relating to Treasures on the Bay

WALNUT CREEK, CA. –  June 16, 2016 – Owens Realty Mortgage, Inc. (NYSE MKT: ORM) (the “Company”) today announced that Interwest Capital Corporation (the “Buyer”) has completed satisfactory due diligence with respect to the proposed sale by the Company’s subsidiaries (“Sellers”) to Buyer of the buildings, land and related assets commonly known as the “Treasures on the Bay” (the “TOTB Property”). Buyer has made the required additional deposit of $4,500,000 into escrow bringing the total escrow deposit amount to $5,000,000. Such deposits are non-refundable absent Sellers’ failure to timely satisfy certain key conditions or a default or breach of representations by Sellers, in which case Buyer may elect to terminate the transaction and receive a refund of the deposits and, in certain circumstances, may also be entitled to up to $200,000 of transaction costs from Sellers.

As previously disclosed, the amended Purchase Agreement and Deposit Receipt (the “Amended Purchase Agreement”) reduced the purchase price for the TOTB Property from $82.0 million to $75.5 million (subject to certain potential adjustments described in the Amended Purchase Agreement). Buyer’s obligation to close the transaction and purchase the TOTB Property remains subject to a number of conditions. Accordingly, there is no guarantee that the closing conditions will be timely satisfied and there can be no assurance when or if a closing of this transaction will occur.

The foregoing description of the Amended Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement and the related amendment, copies of which have been filed by the Company with the SEC as exhibits to Current Reports on Form 8-K.

About Owens Realty Mortgage, Inc.

Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust (“REIT”) that focuses on the origination, investment, and management of small balance and middle-market commercial real estate loans. We provide customized, short-term acquisition and transition capital to commercial real estate investors that require speed and flexibility. Our primary objective is to provide investors with attractive current income and long-term shareholder value. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.  Additional information can be found on the Company’s website at www.owensmortgage.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about Owens Realty Mortgage Inc.'s plans, strategies, and prospects, including the transactions discussed in this press release, are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the company or matters attributable to the company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.